                                                                    Exhibit 10.1
                                                                    ------------

                   CHAIRMAN AND FOUNDER EMPLOYMENT AGREEMENT

          This Chairman and Founder Employment Agreement ("Agreement") is entered into as of January 1, 1997, by and between Callaway Golf Company, a California corporation (the "Company"), and Ely Callaway ("Mr. Callaway").

          1.  TERM.  The Company hereby employs Mr. Callaway and Mr. Callaway
              ----
hereby accepts employment pursuant to the terms and provisions of this Agreement for the term commencing January 1, 1997 and terminating December 31, 1999 unless this Agreement is earlier terminated as hereinafter provided. Unless such employment is earlier terminated, upon the expiration of the term of this Agreement, Mr. Callaway's status shall be one of at will employment.

          2.  SERVICES.
              --------

          (a) Mr. Callaway, who is the Chairman of the Board and Founder of the Company and Chairman of the Board of Callaway Golf Ball Company, a wholly-owned subsidiary of the Company, shall serve in addition as Chief of Advertising, Press and Public Relations of the Company. Mr. Callaway's duties shall be the usual and customary duties of the offices in which he serves. As Chief of Advertising, Press and Public Relations, Mr. Callaway shall report to the Chief Executive Officer of the Company.

          (b) Mr. Callaway shall be required to comply with all policies and procedures of the Company, as such shall be adopted, modified or otherwise established by the Company from time to time.

          3.  SERVICES TO BE EXCLUSIVE.  During the term hereof, Mr. Callaway
              ------------------------
agrees to devote his full productive time and best efforts to the performance of Mr. Callaway's duties hereunder pursuant to the supervision and direction of the Company's Board of Directors. Mr. Callaway further agrees, as a condition to the performance by the Company of each and all of its obligations hereunder, that so long as Mr. Callaway is employed by the Company, Mr. Callaway will not directly or indirectly render services of any nature to, otherwise become employed by, or otherwise participate or engage in any other business without the Company's prior written consent. It is expressly understood that, to the extent necessary, the Company has consented to Mr. Callaway's devotion of time and effort to the preparation, writing, publication, sale and promotion of his autobiography (working title "Big Bertha and Me"), and that the Company expects and hopes that Mr. Callaway will be actively involved with the sale and promotion of this book, and that Mr. Callaway will make personal appearances in book promotional tours and events in the U.S. and internationally. Mr. Callaway further agrees to execute such secrecy, non-disclosure, patent, trademark, copyright and other proprietary rights agreements, if any, as the Company may from time to time reasonably require. Nothing herein contained shall be deemed to preclude Mr. Callaway from having outside personal investments and involvement with appropriate community activities, and from devoting a reasonable amount of time to such matters, provided that this shall in no manner interfere with or derogate from Mr. Callaway's work for the Company.

          4.  COMPENSATION.
              ------------

          The Company agrees to pay Mr. Callaway during the term of this Agreement a base salary at the rate of $750,000.00 per year. In addition, Mr. Callaway shall be considered annually for payment of a discretionary bonus, to be set in such amount as shall be fixed by the Board of Directors or such other entity or person as shall be specified by the Board of Directors.

          5.  EXPENSES AND BENEFITS.
              ---------------------

          (a) Reasonable and Necessary Expenses.  In addition to the
              ---------------------------------
compensation provided for in Section 4 hereof, the Company shall reimburse Mr. Callaway for all reasonable, customary, and necessary expenses incurred in the performance of Mr. Callaway's duties hereunder. Mr. Callaway shall first account for such expenses by submitting a signed statement itemizing such expenses prepared in accordance with the policy set by the Company for reimbursement of such expenses. The amount, nature, and extent of such expenses shall always be subject to the control, supervision, and direction of the Company. Notwithstanding the foregoing, and in addition to any other compensation and reimbursement of expenses pursuant to the Company's regular policies and practices, the Company shall pay to Mr. Callaway a special expense allowance of $35,000.00 per year for Company-related business expenses for which Mr. Callaway shall have no obligations with respect to accounting and submitting signed, itemized statements to the Company. Moreover, because of Mr. Callaway's status as Founder of the Company, and the substantial travel demands placed upon Mr. Callaway as Chairman and Chief of Advertising, Press and Public Relations, as well as those demands associated with writing, preparing, publishing, selling and promoting his autobiography, it is expected that the Company shall make available for Mr. Callaway's business use a chartered Challenger aircraft, or its equivalent, when and where practicable.

          (b) Vacation.  Mr. Callaway shall receive six (6) weeks paid vacation
              --------
for each twelve (12) month period of employment with the Company. The vacation may be taken any time during the year subject to prior approval by the Company, such approval not to be unreasonably withheld. Any unused time will accrue from year to year. The maximum vacation time Mr. Callaway may accrue shall be three times Mr. Callaway's annual vacation benefit. The Company reserves the right to pay Mr. Callaway for unused, accrued vacation benefits in lieu of providing time off.

          (c) Benefits.  During Mr. Callaway's employment with the Company
              --------
pursuant to this Agreement, the Company shall provide for Mr. Callaway to:

              (i) participate in the Company's health insurance and disability insurance plans as the same may be modified from time to time;

              (ii) receive, if Mr. Callaway is insurable under usual underwriting standards and Mr. Callaway's physical condition does not prevent him from reasonably qualifying for such insurance coverage, term life insurance coverage on Mr. Callaway's life, payable to whomever he directs, in the face amount of $2,000,000.00, such policies to be transferable to Mr. Callaway upon the termination of employment without evidence of insurability;

              (iii) participate in the Company's 401(k) pension plan pursuant to the terms of the plan, as the same may be modified from time to time;

              (iv) participate in the Company's Executive Deferred Compensation Plan, as the same may be modified from time to time; and

              (v) participate in any other benefit plans the Company provides from time to time to executive officers.

          (d) Estate Planning and Other Perquisites.  To the extent the Company
              --------------------------------------
provides estate planning and related services, or any other perquisites and personal benefits to other executive officers from time to time, such services and perquisites shall be made available to Mr. Callaway on the same terms and conditions.

          (e) Stock Options.
              --------------

          Pursuant to a separate stock option agreement, the Company shall provide to Mr. Callaway options to purchase up to 150,000 shares of the Common Stock of the Company at the closing price on the NYSE on April 17, 1997. Such options shall vest as follows:

     Shares       Vesting Date
    ---------   -----------------
     50,000     December 31, 1997
     50,000     December 31, 1998
     50,000     December 31, 1999

All shares of stock that are issuable upon the exercise of such options granted to Mr. Callaway pursuant to this subsection shall be registered as promptly as possible with the Securities and Exchange Commission, and shall be approved for listing on the New York Stock Exchange upon notice of issuance. Except as otherwise provided herein, in the separate stock option agreement, or in any other written agreement between the Company and Mr. Callaway, vesting of these stock options shall be conditioned upon Employee's continued employment with the Company as of the vesting date. Such options shall expire ten (10) years following vesting if not exercised prior thereto, and shall be transferable to the full extent permitted by the law and the Company's stock option plan from which they are issued.

          6.  DISABILITY.  If on account of any physical or mental disability
              ----------
Mr. Callaway shall fail or be unable to perform all or substantially all of Mr. Callaway's duties under this Agreement for a continuous period of up to six (6) months during any twelve month period during the term of this Agreement, Mr. Callaway shall be entitled to his full compensation and benefits as set forth in this Agreement. If Mr. Callaway's disability continues after such six (6) month period, this Agreement is subject to termination pursuant to the provisions of
Section 8(e) hereof.

          7.  NONCOMPETITION.
              --------------

          (a) Other Business.  To the fullest extent permitted by law, Mr.
              --------------
Callaway agrees that, while employed by the Company, Mr. Callaway will not, directly or indirectly (whether as agent, consultant, holder of a beneficial interest, creditor, or in any other capacity), engage in any business or venture which engages directly or indirectly in competition with the business of the Company, or have any interest in any person, firm, corporation, or venture which engages directly or indirectly in competition with the business of the Company. For purposes of this section, the ownership of interests in a broadly based mutual fund shall not constitute ownership of the stocks held by the fund.

          (b) Other Employees.  Except as may be required in the performance of
              ---------------
his duties hereunder, Mr. Callaway shall not cause or induce, or attempt to cause or induce, any person now or hereafter employed by the Company, or any subsidiary, to terminate such employment, nor shall Mr. Callaway directly or indirectly employ any person who is now or hereafter employed by the Company for a period of one (1) year from the date Mr. Callaway ceases to be employed by the Company.

          (c) Suppliers.  While employed by the Company, and for one (1) year
              ---------
thereafter, Mr. Callaway shall not cause or induce, or attempt to cause or induce, any person or firm supplying goods, services or credit to the Company to diminish or cease furnishing such goods, services or credit.

          (d) Conflict of Interest.  While employed by the Company, Mr. Callaway
              --------------------
shall not engage in any conduct or enterprise that shall constitute an actual or apparent conflict of interest with respect to Mr. Callaway's duties and obligations to the Company.

          8.  TERMINATION.
              -----------

          (a) Termination at the Company's Convenience.  Mr. Callaway's
              -----------------------------------------
employment under this Agreement may be terminated by the Company at its convenience at any time upon the majority vote of the entire Board of Directors. In the event of a termination at the Company's convenience, Mr. Callaway shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; (ii) the continued payment of base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to the remainder of the term of this Agreement; (iii) the immediate vesting of all unvested stock options held by Mr. Callaway as of such termination date; (iv) the continuation of all benefits and perquisites provided by Sections 5(c)(i) and (ii) hereof for a period of time equal to the remainder of the term of this Agreement; and (v) no other severance. At Mr. Callaway's option, Mr. Callaway may elect in writing up to 60 days prior to termination to receive such payments and benefits as provided by subsection (iii) of this section in a lump sum payment representing all future payments due, discounted to their then present value at the prevailing major bank prime rate as of the date of termination.

          (b) Termination at Mr. Callaway's Convenience.  Mr. Callaway's
              ------------------------------------------
employment under this Agreement may be terminated immediately by Mr. Callaway at his convenience at any time. In the event of a termination at Mr. Callaway's convenience, Mr. Callaway shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) no other severance.

          (c) Termination by the Company for Substantial Cause.  Mr. Callaway's
              -------------------------------------------------
employment under this Agreement may be terminated immediately by the Company for substantial cause at any time. In the event of a termination by the Company for substantial cause, Mr. Callaway shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) no other severance. "Substantial cause" shall mean for purposes of this subsection breach of this Agreement, or misconduct, including but not limited to, dishonesty, theft, use or possession of drugs or alcohol during work, disloyalty and/or felony criminal conduct.

          (d) Termination by Mr. Callaway for Substantial Cause.  Mr. Callaway's
              --------------------------------------------------
employment under this Agreement may be terminated immediately by Mr. Callaway for substantial cause at any time. In the event of a termination by Mr. Callaway for substantial cause, Mr. Callaway shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; (ii) the continued payment of base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to the remainder of the term of this Agreement; (iii) the immediate vesting of all unvested stock options held by Mr. Callaway as of such termination date; (iv) the continuation of all benefits and perquisites provided by Sections 5(c)(i) and (ii) hereof for a period of time equal to the remainder of the term of this Agreement; and (v) no other severance. At Mr. Callaway's option, Mr. Callaway may elect in writing up to 60 days prior to termination to receive such payments and benefits as provided by subsection (iii) of this subsection in a lump sum payment representing all future payments due, discounted to their then present value at the prevailing major bank prime rate as of the date of termination. "Substantial cause" shall mean for purposes of this subsection a diminution in Mr. Callaway's title or duties or any material breach of this Agreement by the Company.

          (e) Termination Due to Permanent Disability.  Subject to all
              ----------------------------------------
applicable laws, Mr. Callaway's employment under this Agreement may be terminated immediately by the Company in the event Mr. Callaway becomes permanently disabled. In the event of a termination by the Company due to Mr. Callaway's permanent disability, Mr. Callaway shall be entitled to (i) any compensation accrued and unpaid as of the date of termination; (ii) the continued payment of base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to the remainder of the term of this Agreement; (iii) the immediate vesting of outstanding but unvested stock options held by Mr. Callaway as of such termination date in a prorated amount based upon the number of days in the option vesting period that elapsed prior to Mr. Callaway's termination; (iv) the continuation of all benefits and perquisites provided by Section 5(c)(i) and (ii) hereof for a period of time equal to the remainder of the term of this Agreement; and (v) no other severance. Termination under this subsection shall be effective immediately upon the date the Board of Directors of the Company formally resolves that Mr. Callaway is permanently disabled. Subject to all applicable laws, "permanent disability" shall mean the inability of Mr. Callaway, by reason of any ailment or illness, or physical or mental condition, to devote substantially all of his time during normal business hours to the daily performance of Mr. Callaway's duties as required under this Agreement for a continuous period of six (6) months. At Mr. Callaway's option, Mr. Callaway may elect in writing up to 60 days prior to termination to receive such payments and benefits as provided by subsection (ii) of this section in a lump sum payment representing all future payments due, discounted to their then present value at the prevailing major bank prime rate as of the date of termination.

          (f) Termination Due to Death.  Mr. Callaway's employment under this
              -------------------------
Agreement may be terminated immediately by the Company in the event of Mr. Callaway's death. In the event of a termination by the Company due to Mr. Callaway's death, Mr. Callaway's estate shall be entitled to (i) any compensation accrued and unpaid as of the date of termination; (ii) the immediate vesting of outstanding but unvested stock options held by Mr. Callaway as of such termination date in a prorated amount based upon the number of days in the option vesting period that elapsed prior to Mr. Callaway's termination; and (iii) no other severance. At Mr. Callaway's option, Mr. Callaway may elect in writing at least 60 days prior to termination to receive such payments and benefits as provided by subsection (ii) of this section in a lump sum payment representing all future payments due, discounted to their then present value at the prevailing major bank prime rate as of the date of termination.

          (g) Unless otherwise provided, any severance payments or other amounts due pursuant to this Section 8 shall be paid in cash within thirty (30) days of termination. Any severance payments shall be subject to usual and customary employee payroll practices and all applicable withholding requirements. Except for such severance pay and other amounts specifically provided pursuant to this
Section 8, Mr. Callaway shall not be entitled to any further compensation, bonus, damages, restitution, relocation benefits, or other severance benefits upon termination of employment during the term of this Agreement. The amounts payable to Mr. Callaway pursuant to this Section 8 shall not be treated as damages, but as severance compensation to which Mr. Callaway is entitled by reason of termination of employment under the applicable circumstances. The Company shall not be entitled to set off against the amounts payable to Mr. Callaway hereunder any amounts earned by Mr. Callaway in other employment after termination of his employment with the Company pursuant to this Agreement, or any amounts which might have been earned by Mr. Callaway in other employment had Mr. Callaway sought such other employment. The provisions of this Section 8 shall not limit Mr. Callaway's rights under or pursuant to any other agreement or understanding with the Company or with Mr. Callaway's participation in, or terminating distributions and vested rights under, any pension, profit sharing, insurance or other employee benefit plan of the Company to which Mr. Callaway is entitled pursuant to the terms of such plan.

          (h) Termination By Mutual Agreement of the Parties.  Mr. Callaway's
              ----------------------------------------------
employment pursuant to this Agreement may be terminated at any time upon the mutual agreement in writing of the parties. Any such termination of employment shall have the consequences specified in such agreement.

          (i) Pre-Termination Rights.  The Company shall have the right, at its
              ----------------------
option, to require Mr. Callaway to vacate his office or otherwise remain off the Company's premises prior to the effective date of termination as determined above, and to cease any and all activities on the Company's behalf.

          9.  RIGHTS UPON A CHANGE IN CONTROL.
              -------------------------------

          (a) If a Change in Control (as defined in Exhibit A hereto) occurs before the termination of Mr. Callaway's employment hereunder, then this Agreement shall be extended (the "Extended Employment Agreement") in the same form and substance as in effect immediately prior to the Change in Control, except that the termination date shall be that date which would permit the Extended Employment Agreement to continue in effect for an additional period of time equal to the full term of this Agreement.

          (b) Notwithstanding anything in this Agreement to the contrary, if upon or at any time within one year following any Change in Control that occurs during the term of this Agreement there is a Termination Event (as defined below), Mr. Callaway shall be treated as if he had been terminated for the convenience of the Company and Mr. Callaway shall be entitled to receive the compensation and other benefits and entitlements set forth in Section 8(a). Furthermore, except as specifically provided herein, the termination events and consequences described in Section 8 shall continue to apply during the term of the Extended Employment Agreement except that, in the event of a conflict between Section 8 and the rights of Mr. Callaway described in this
Section 9, the provisions of this Section 9 shall govern.

          (c) A "Termination Event" shall mean the occurrence of any one or more of the following, and in the absence of the Mr. Callaway's permanent disability (defined in Sections 6 and 8(e)), Mr. Callaway's death, and any of the factors enumerated in Section 8(c) as providing to the Company "substantial cause" for terminating Mr. Callaway's employment:

          (i) the termination or material breach of this Agreement by the Company;

          (ii) a failure by the Company to obtain the assumption of this Agreement by any successor to the Company or any assignee of all or substantially all of the Company's assets;

          (iii) any material change in the title, position, duties, responsibilities or status that Mr. Callaway had with the Company, as a publicly traded entity, immediately prior to the Change in Control;

          (iv) any reduction, limitation or failure to pay or provide any of the compensation, reimbursable expenses, stock options, incentive programs, or other benefits or perquisites provided to Mr. Callaway under the terms of this Agreement or any other agreement or understanding between the Company and Mr. Callaway, or pursuant to the Company's policies and past practices as of the date immediately prior to the Change in Control; or

          (v) any requirement that Mr. Callaway relocate or any assignment to Mr. Callaway of duties that would make it unreasonably difficult for Mr. Callaway to maintain the principal residence he had immediately prior to the Change in Control.

          10.  SURRENDER OF BOOKS AND RECORDS.  Mr. Callaway agrees that upon
               ------------------------------
termination of employment in any manner, Mr. Callaway will immediately surrender to the Company all lists, books and records of or connected with the business of the Company, and all other properties belonging to the Company, it being distinctly understood that all such lists, books, records and other documents are the property of the Company. However, notwithstanding the foregoing, Mr. Callaway may keep, subject to the provisions of Section 12 of this Agreement and any and all other confidentiality agreements between Mr. Callaway and the Company, copies of those records maintained by Mr. Callaway as Founder of the Company or otherwise relating to Mr. Callaway's association with the Company ("Retained Copies"). The Company shall have the right to inspect and review all Retained Copies during normal business hours upon reasonable request.

          11.  GENERAL RELATIONSHIP.  Mr. Callaway shall be considered an
               --------------------
employee of the Company within the meaning of all federal, state and local laws and regulations, including, but not limited to, laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

          12.  PROPRIETARY INFORMATION.
               -----------------------

          (a) Mr. Callaway agrees that any trade secret or proprietary information of the Company to which Mr. Callaway has become privy or may become privy to as a result of his employment with the Company shall not be divulged or disclosed to any other party (including, without limit, any person or entity with whom or in whom Mr. Callaway has a business interest) without the express written consent of the Company, except as otherwise required by law. In addition, Mr. Callaway agrees to use such information only during the term of this Agreement and only in a manner which is consistent with the purposes of this Agreement. In the event Mr. Callaway believes that he is legally required to disclose any trade secret or proprietary information of the Company, Mr. Callaway shall give reasonable notice to the Company prior to disclosing such information and shall take such legally permissible steps as are reasonably necessary to protect such Company trade secrets or proprietary information, including but not limited to, seeking orders from a court of competent jurisdiction preventing disclosure or limiting disclosure of such information beyond that which is legally required. The Company shall reimburse Mr. Callaway for reasonable legal expenses incurred in seeking said orders.

          (b) Except as otherwise required by law, Mr. Callaway shall hold in confidence all trade secret and proprietary information received from the Company until such information is available to the public generally or to the Company's competitors through no unauthorized act or fault of Mr. Callaway. Upon termination of this Agreement, Mr. Callaway shall promptly return any written proprietary information in his possession to the Company.

          (c) As used in this Agreement, "trade secret and proprietary information" means information, whether written or oral, not generally available to the public; it includes the concepts and ideas involved in the Company's products whether patentable or not; and includes, but is not limited to, the processes, formulae, and techniques disclosed by the Company to Mr. Callaway or observed by Mr. Callaway. It does not include:

              (i) Information, which at the time of disclosure, had been previously published;

              (ii) Information which is published after disclosure, unless such publication is a breach of this Agreement or is otherwise a violation of the contractual, legal or fiduciary duties owed to the Company, which violation is known to Mr. Callaway; or

              (iii) Information which, subsequent to disclosure, is obtained by Mr. Callaway from a third person who is lawfully in possession of such information (which information is not acquired in violation of any contractual, legal, or fiduciary obligation owed to the Company with respect to such information, and is known by Mr. Callaway) and does not require Mr. Callaway to refrain from disclosing such information to others.

          (d) The provisions of this Section 12 shall survive the termination or expiration of this Agreement, and shall be binding upon Mr. Callaway in perpetuity.

          13. INVENTIONS AND INNOVATIONS.
              --------------------------

          (a) As used in this Agreement, inventions and innovations mean new ideas and improvements, whether or not patentable, relating to the design, manufacture, use or marketing of golf equipment or other products of the Company. This includes, but is not limited to, products, processes, methods of manufacture, distribution and management, sources of and uses for materials, apparatus, plans, systems and computer programs.

          (b) Mr. Callaway agrees to disclose to the General Counsel and the Board of Directors of the Company any invention or innovation which he develops, either alone or with anyone else, during the term of Mr. Callaway's employment with the Company, as well as any invention or innovation based on proprietary information of the Company which Mr. Callaway develops, whether alone or with anyone else, within twelve (12) months after the termination of Mr. Callaway's employment with the Company.

          (c) Mr. Callaway agrees to assign any invention or innovation to the
Company:

              (i) which is developed totally or partially while Mr. Callaway is employed by the Company;

              (ii) for which Mr. Callaway used any of the Company's equipment, supplies, facilities or proprietary information, even if any or all of such items are relatively minor, and have little or no monetary value; or

              (iii) which results in any way from Mr. Callaway's work for the Company or relates in any way to the Company's business or the Company's current or anticipated research and development.

          (d) Mr. Callaway understands and agrees that the existence of any condition set forth in either (c)(i), (ii) or (iii) above is sufficient to require Mr. Callaway to assign his inventions or innovations to the Company.

          (e) All provisions of this Agreement relating to the assignment by Mr. Callaway of any invention or innovation are subject to the provisions of California Labor Code Sections 2870, 2871 and 2872.

          (f) Mr. Callaway agrees that any invention or innovation which is required under the provisions of this Agreement to be assigned to the Company shall be the sole and exclusive property of the Company. Upon the Company's request, at no expense to Mr. Callaway, Mr. Callaway shall execute any and all proper applications for patents, assignments to the Company, and all other applicable documents, and will give testimony when and where requested to perfect the title and/or patents (both within and without the United States) in all inventions or innovations belonging to the Company.

          (g) Mr. Callaway shall disclose all inventions and innovations to the Company, even if Mr. Callaway does not believe that he is required under this Agreement, or pursuant to California Labor Code Section 2870, to assign his interest in such invention or innovation to the Company. If the Company and Mr. Callaway disagree as to whether or not an invention or innovation is included within the terms of this Agreement, it will be the responsibility of Mr. Callaway to prove that it is not included.

          14.  ASSIGNMENT.  This Agreement shall be binding upon and shall inure
               ----------
to the benefit of the parties hereto and the successors and assigns of the Company. Except as otherwise specifically provided in writing, Mr. Callaway shall have no right to assign his rights, benefits, duties, obligations or other interests in this Agreement, it being understood that this Agreement is personal to Mr. Callaway.

          15.  ATTORNEYS' FEES AND COSTS.  If any arbitration or other
               -------------------------
proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute or default in connection with any of its provisions, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action or proceeding, in addition to any relief to which such party may be deemed entitled.

          16.  ENTIRE UNDERSTANDING.  This Agreement sets forth the entire
               --------------------
understanding of the parties hereto with respect to the subject matter hereof, and no other representations, warranties or agreements whatsoever as to that subject matter have been made by Mr. Callaway or the Company not herein contained. This Agreement shall not be modified, amended or terminated except by another instrument in writing executed by the parties hereto. This Agreement replaces and supersedes any and all prior understandings or agreements between Mr. Callaway and the Company regarding employment.

          17.  NOTICES.  Any notice, request, demand, or other communication
               -------
required or permitted hereunder, shall be deemed properly given when actually received or within five (5) days of mailing by certified or registered mail, postage prepaid, to:

             Mr. Callaway:    Ely Callaway
                              c/o Callaway Golf Company
                              2285 Rutherford Road
                              Carlsbad, California  92008-8815

             Company:         Callaway Golf Company
                              2285 Rutherford Road
                              Carlsbad, California  92008-8815
                              Attn:  Donald H. Dye

or to such other address as Mr. Callaway or the Company may from time to time furnish, in writing, to the other.

          18.  ARBITRATION.  Any dispute, controversy or claim arising hereunder
               -----------
or in any way related to this Agreement, its interpretation, enforceability, or applicability, or relating to Mr. Callaway's employment, or the termination thereof, that cannot be resolved by mutual agreement of the parties shall be submitted to arbitration. The arbitration shall be conducted by a retired judge from the Judicial Arbitration and Mediation Service/Endispute ("JAMS") office located in Orange County, California, who shall have the powers to hear motions, control discovery, conduct hearings and otherwise do all that is necessary to resolve the matter. The arbitration award shall be final and binding, and judgment on the award may be entered in any court having jurisdiction thereof. It is expressly understood that the parties have chosen arbitration to avoid the burdens, costs and publicity of a court proceeding, and the arbitrator is expected to handle all aspects of the matter, including discovery and any hearings, in such a way as to minimize the expense, time, burden and publicity of the process, while assuring a fair and just result. In particular, the parties expect that the arbitrator will limit discovery by controlling the amount of discovery that may be taken (e.g., the number of depositions or interrogatories) and by restricting the scope of discovery to only those matters clearly relevant to the dispute.

          19.  MISCELLANEOUS.
               -------------

          (a) Headings.  The headings of the several sections and paragraphs of
              --------
this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

          (b) Waiver.  Failure of either party at any time to require
              ------
performance by the other of any provision of this Agreement shall in no way affect that party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be held to be a waiver of any succeeding breach of any provision or a waiver of the provision itself.

          (c) Applicable Law.  This Agreement shall constitute a contract under
              --------------
the internal laws of the State of California and shall be governed and construed in accordance with the laws of said state as to both interpretation and performance.

          (d) Severability.  In the event any provision or provisions of this
              ------------
Agreement is or are held invalid, the remaining provisions of this Agreement shall not be affected thereby.

          20.  SUPERSEDES OLD OFFICER EMPLOYMENT CONTRACT.  Mr. Callaway and the
               -------------------------------------------
Company recognize that prior to the effective date of this Agreement they were parties to a certain Officer Employment Agreement effective January 1, 1995 (the "Old Officer Employment Agreement"). It is the intent of the parties that as of the effective date of this Agreement, this Agreement shall replace and supersede the Old Officer Employment Agreement entirely, that the Old Officer Employment Agreement shall no longer be of any force or effect except as to Sections 7, 12, 13, 15, 18, 20 and 22 thereof, and that to the extent there is any conflict between the Old Officer Employment Agreement and this Agreement, this Agreement shall control and both agreements shall be construed so as to give the maximum force and effect to the provisions of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective the date first written above.

MR. CALLAWAY:                    COMPANY:
                                 CALLAWAY GOLF COMPANY
                                 a California corporation



/s/ ELY CALLAWAY                 By: /s/ DONALD H. DYE
-----------------------             -----------------------------------
Ely Callaway                        Donald H. Dye, President and C.E.O.

                                   EXHIBIT A


          A "Change in Control" means the following and shall be deemed to occur if any of the following events occurs:

          (a) Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

          (b) Individuals who, as of the effective date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

          (c) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than

              (i) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

          (ii) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

      (d) Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.